EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of UnionBanCal Corporation on Form S-4 of our report dated January 16, 2002, appearing in the Annual Report on Form 10-K of UnionBanCal Corporation for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
    Deloitte & Touche LLP


San Francisco, California
March 18, 2002